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              TAX AGREEMENT RELATING TO S CORPORATION DISTRIBUTIONS


   This agreement is made as of November 1, 1996 between RDO Equipment Co. ("RDO") and its shareholders named on the signature page hereof attached hereto (such persons individually referred to herein as a "Stockholder" and collectively referred to herein as the "Stockholders").

   WHEREAS, RDO has elected to be taxed as an S Corporation since November 1, 1989; and

   WHEREAS, it is anticipated that RDO's S Corporation election will terminate upon, or prior to, the consummation of its proposed initial public offering of Class A Common Stock pursuant to a Form S-1 Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, due to an increase in the number of shareholders at the time of the public offering beyond that permitted by the S Corporation rules, or because of the voluntary early termination of the election to be taxed as an S Corporation, and

   WHEREAS, pursuant to the election to be taxed as an S Corporation, the stockholders of RDO have been paying the federal income taxes on RDO's taxable income since November 1, 1989, and will continue paying or accruing such tax liability for such time period as RDO remains an S Corporation; and

   WHEREAS, it is the intention of RDO and the stockholders that all earnings of RDO during the period in which RDO has elected to be taxed as an S Corporation be distributed to the stockholders on a basis consistent with their stock ownership of RDO; and

   WHEREAS, it is the intention of RDO and each stockholder that each is assured that the exact amount of such distribution is appropriate;

   NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

   1. Each Stockholder hereby agrees, separately for his or her own account, and not jointly with any other Stockholder, that to the extent that his or her pro rata share of the taxable income of RDO, as subsequently established in connection with the filing of RDO's tax return for RDO's short S Corporation tax year, plus his or her pro rata share of the amount of RDO's prior taxable income during prior period RDO was taxed as an S Corporation, is less than the total distributions to such Stockholder, such Stockholder will make a payment equal to such difference to RDO.

   2. Correspondingly, RDO hereby agrees, separately for its own account, that to the extent the taxable income of each Stockholder as subsequently established in connection with the

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filing of RDO's tax return for RDO's short S Corporation tax year, plus the amount of his or her prior taxable income during the prior periods RDO was taxed as an S Corporation, is greater than the total distributions to Stockholder, RDO will make a payment equal to such difference to each Stockholder.

   3. RDO hereby agrees to save, indemnify, defend and hold harmless each Stockholder against additional income taxes resulting from adjustments made (as a result of a final determination made by a competent tax authority) to the taxable income reported by RDO as an S Corporation for periods prior to the termination of the S Corporation status, but only to the extent those adjustments provide a tax benefit to RDO. Such indemnification will also include any losses, costs or expenses (including reasonable attorneys fees) arising out of a claim for such tax liability.

   4. Stockholder shall promptly notify RDO of any audit for any period for which Stockholder believes that he or she may be entitled to indemnity hereunder. RDO, at its option, shall have the obligation to defend such audit, at its own expense, for such periods, utilizing advisors of RDO's choice, to the extent said audit involves issues arising from the matter subject to indemnification hereunder. Stockholder shall cooperate fully with RDO in the defense of such audits and Stockholder shall have the right, but not the obligation, to participate in the same at his or her own expense. Failure by Stockholder to allow RDO to defend such audit in a timely manner, with respect to issues subject to indemnity hereunder, shall terminate RDO's obligation hereunder to indemnify such Stockholder. Nothing hereunder shall be construed to require RDO to defend or indemnify any Stockholder with respect to issues raised by any governmental authority that are not related to the indemnification hereunder.

   5. In the event all or part of any section or provision of this agreement is for any reason held to be illegal or invalid, or is at any time inoperable by reason of any law, such illegality, invalidity, or inoperability shall not affect the remainder hereof or any other section or provision of this agreement.

   6. This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

   7. This agreement is made under the laws of the State of North Dakota and shall be governed by and construed in accordance with the laws of such state.

   8. This agreement may be amended or modified only by a written instrument executed by the party or parties to be bound by such change or modification. This agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof.

   9. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

   RDO and each Stockholder have executed this agreement as of the date first above written.

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                                           RDO Equipment Co.

                                           By:
                                              -------------------------
                                           Its:
                                              -------------------------


                                           ----------------------------
                                           Ronald Offutt


                                           ----------------------------
                                           Paul Horn


                                           ----------------------------
                                           Allan Knoll


                                           ----------------------------
                                           Larry Scott


                                           ----------------------------
                                           John Hastings


                                           ----------------------------
                                           Larry Kerkhoff


                                           ----------------------------
                                           David Frambers


                                           ----------------------------
                                           David Chandler


                                           ----------------------------
                                           Ronald Becker


                                           ----------------------------
                                           Betty Scott